UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina		27703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 12, 2015, Quintiles Transnational Corp. (“Quintiles Transnational”), a wholly owned subsidiary of Quintiles Transnational Holdings Inc. (the “Company”), completed a refinancing transaction in which it issued $800 million aggregate principal amount of senior unsecured notes, entered into new credit facilities and used the net proceeds therefrom to repay all of the outstanding indebtedness (including accrued interest and fees) under its existing senior secured credit facility ( the “Refinancing Transactions”). The remaining proceeds were used to pay the transaction costs associated with the Refinancing Transactions, including breakage fees on swap agreements, and may be used for general corporate purposes, including corporate transactions and equity repurchases. The following further describes the Refinancing Transactions.

Senior Notes

On May 12, 2015, Quintiles Transnational issued $800 million aggregate principal amount of 4.875% senior unsecured notes due 2023 (the “Senior Notes”) under an Indenture dated May 12, 2015 (the “Indenture”), among Quintiles Transnational, U.S. Bank National Association, as trustee, and certain of Quintiles Transnational’s domestic subsidiaries that are guaranteeing the Senior Notes (the “Guarantors”). The Senior Notes were sold to Barclays Capital Inc. and certain other initial purchasers (the “Initial Purchasers”) in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes are expected to be resold by the Initial Purchasers in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The net proceeds received by Quintiles Transnational from the sale of the Senior Notes was $790,000,000 after deducting the Initial Purchasers’ discount.

The Senior Notes are Quintiles Transnational’s unsecured senior obligations. Quintiles Transnational’s obligations under the Senior Notes are guaranteed on a senior basis by all of its existing and future subsidiaries that guarantee the new credit facilities described below. The Senior Notes and the note guarantees rank equal in right of payment to all of Quintiles Transnational’s and the guarantors’ existing and future senior indebtedness. The Senior Notes and the guarantees rank senior in right of payment to all of Quintiles Transnational’s and the Guarantors’ existing and future subordinated indebtedness. The Senior Notes and the guarantees are effectively subordinated to Quintiles Transnational’s and the Guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including its new credit facilities described below) and are structurally subordinated to all obligations of any of its subsidiaries that do not guarantee the Senior Notes.

Interest on the Senior Notes accrues at the rate of 4.875% per annum and is payable semi-annually in arrears on May 15 and November 15, beginning on November 15, 2015. The Senior Notes mature on May 15, 2023.

At any time prior to May 15, 2018, Quintiles Transnational may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Senior Notes at a redemption price of 104.875% of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date, with the net cash proceeds of one or more equity offerings, subject to certain conditions set forth in the Indenture. At any time prior to May 15, 2018, Quintiles Transnational may redeem all or any part of the Senior Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus the applicable redemption premium and accrued and unpaid interest to (but not including) the redemption date.

On or after May 15, 2018, Quintiles Transnational may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to (but not including) the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Period	Redemption Price
2018	103.656%
2019	102.438%
2020	101.219%
2021 and thereafter	100.000%

Quintiles Transnational is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes. Upon the occurrence of a change in control of Quintiles Transnational (as defined in the Indenture), each holder of the Senior Notes may require Quintiles Transnational to repurchase all or a portion of the Senior Notes in cash at a price equal to 101% of the aggregate principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to (but not including) the date of purchase.

The Indenture, among other things, limits Quintiles Transnational’s and its restricted subsidiaries’ (as defined in the Indenture) ability to (1) create liens and (2) enter into sale and lease-back transactions. These covenants are subject to a number of customary exceptions. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), including nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable immediately.

The offering and sale of the Senior Notes were not registered under the Securities Act, and the Senior Notes may not be reoffered or resold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing summary of the Senior Notes and the Indenture are subject to, and qualified in their entirety by, the full text of the Senior Notes and the Indenture, which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and incorporated herein by reference.

New Senior Secured Credit Facilities

On May 12, 2015, Quintiles Transnational entered into a Credit Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders, providing for:

•	a five-year $500 million senior revolving credit facility, with sublimits for swingline loans and letters of credit (the “Revolving Facility”);

•	a five-year $850 million senior term loan A facility (the “Term Loan A Facility”);

•	a seven-year $600 million senior term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”); and

•	an uncommitted incremental credit facility allowing Quintiles Transnational to increase or add new revolving and term loan tranches (collectively, the “Incremental Facility” and, together with the Term Loan Facilities and the Revolving Facility, the “New Credit Facilities”), not to exceed (1) the amount which would cause Quintiles Transnational’s pro forma Senior Secured Leverage Ratio (as defined in the credit documentation) to equal 4.00:1.00 plus (2) $400 million.

The New Credit Facilities are subject to customary borrowing conditions and, in the case of the Incremental Facility, other conditions customary for incremental facilities, including with respect to maturity, amortization, and pricing in excess of the initial Term Loan B Facility, which may result in an increase in the interest margin applicable to the Term Loan B Facility.

Interest and Fees. Outstanding principal will accrue interest at either a base rate (which may be derived from the federal funds effective rate) or a London Interbank Offered Rate (“LIBOR”), in each case plus a margin. The margin on the Term Loan A Facility and the Revolving Facility will increase for any future period in which Quintiles Transnational maintains a Total Leverage Ratio (as defined in the credit documentation) of greater than or equal to 3.00:1.00. LIBOR is subject to a 0.75% floor in the case of the Term Loan B Facility.

For LIBOR loans, Quintiles Transnational may elect interest periods of 1, 2, 3 or 6 months (or 12 months, if agreed to by the applicable lenders), with interest being payable at the end of each interest period (or every 3 months, in the case of an interest period exceeding 3 months). Interest on base rate loans will be payable at the end of each quarter. Interest on overdue obligations will accrue at a rate 2% in excess of the otherwise applicable rate, and will be payable on demand.

A commitment fee of 0.30% per annum will be payable quarterly on the average undrawn portion of the Revolving Facility. With respect to letters of credit issued under the Revolving Facility, Quintiles Transnational will pay on the face amount of each letter of credit a quarterly letter of credit fee equal to the current LIBOR margin, plus a quarterly fronting fee of 0.125% per annum, and customary administrative charges.

Amortization and Prepayment. The Term Loan A Facility will amortize in quarterly installments of 5% per annum and the Term Loan B Facility will amortize in quarterly installments of 1% per annum, with the balance of the New Credit Facilities to be repaid on their respective maturity dates. The New Credit Facilities will be subject to customary amend and extend provisions allowing Quintiles Transnational to extend their maturity.

In addition, the Term Loan Facilities must be prepaid in the following amounts:

•	100% of the net cash proceeds of non-ordinary course asset dispositions, including casualty and condemnation events, subject to thresholds and reinvestment rights;

•	100% of the net cash proceeds from debt issuances not permitted by the credit documentation; and

•	beginning with the fiscal year ending December 31, 2016, 50% of annual Excess Cash Flow (as defined in the credit documentation), reducing to 25% if Quintiles Transnational maintains a Total Leverage Ratio of less than 4.00:1.00 and greater than or equal to 3.25:1.00 or 0% if Quintiles Transnational maintains a Total Leverage Ratio of less than 3.25:1.00.

Mandatory prepayments will be allocated pro rata between the Term Loan A and Term Loan B Facilities (subject to the right of Term Loan B lenders to decline such prepayments, in which case such prepayments will be made with respect to the Term Loan A facility), and will be applied, first, to reduce the next eight quarterly amortization installments in direct order of maturity, and, second, to reduce all remaining quarterly amortization installments pro rata.

Quintiles Transnational may voluntarily prepay the New Credit Facilities or reduce the amount of the Revolving Facility at any time, in whole or part and without penalty or premium, except for breakage costs. However, prepayments within six months of the closing date for the purpose of effectively refinancing or repricing any principal of the Term Loan B Facility to a lower weighted average yield must include a premium equal to 1.0% of the affected principal. Voluntary prepayments will be allocated among the New Credit Facilities and applied to reduce amortization installments as Quintiles Transnational directs.

In addition, Quintiles Transnational may refinance any portion of the New Credit Facilities with additional term or revolving facilities under the credit documentation, or with additional series of senior notes secured by liens that are pari passu with or junior to the liens securing the New Credit Facilities (“Refinancing Debt”). Refinancing Debt may require the consent of the administrative agent and, prior to the final maturity of the New Credit Facilities, must generally be on terms and conditions (other than pricing and optional prepayment) that are comparable to, or more favorable to Quintiles Transnational than, the New Credit Facilities being refinanced.

Guarantees and Collateral. The New Credit Facilities and related obligations are guaranteed by all direct and indirect wholly-owned U.S. subsidiaries of Quintiles Transnational, existing and future, subject to exceptions for immaterial subsidiaries. The New Credit Facilities and related obligations are secured by a first priority lien on substantially all assets of Quintiles Transnational and the guarantors, but no more than 65% of the voting equity of Quintiles Transnational’s first-tier non-U.S. subsidiaries.

Financial Covenant. For purposes of the Revolving and Term Loan A Facilities, Quintiles Transnational will be required to maintain a maximum Total Leverage Ratio of 5.75:1.00, tested as of the last day of each fiscal quarter commencing with the first full fiscal quarter after the closing date. Violations of the financial covenant will not entitle lenders under the Term Loan B Facility to take any enforcement action prior to an acceleration of the Revolving and Term Loan A Facilities and, subject to customary limitations, may be cured with an equity contribution.

Other Provisions. The credit documentation contains negative covenants that, subject to exceptions, restrict Quintiles Transnational’s ability to, among other things:

•	incur additional debt;

•	incur liens and engage in sale-leaseback transactions;

•	declare dividends, redeem equity interests, and issue subsidiary equity;

•	make loans and investments;

•	engage in mergers, acquisitions and asset sales;

•	prepay or amend the terms of Quintiles Transnational’s junior debt and charter documents;

•	transact with affiliates that are not subject to the credit documentation; and

•	engage in unrelated lines of business.

The credit documentation also contains customary affirmative covenants, reporting covenants, representations, and events of default, including a cross-default to other material debt, as well as a change of control default. If an event of default occurs, the lenders will be entitled to take enforcement action, including acceleration of the New Credit Facilities and all actions permitted to be taken by a secured creditor.

The credit documentation contains customary provisions with respect to defaulting lenders, replacement of lenders, repurchase of loans, and confidentiality, expense reimbursement, and indemnification.

The foregoing summary of the New Credit Facilities is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the closing of the Refinancing Transaction on May 12, 2015, Quintiles Transnational terminated its existing senior secured credit agreement and repaid all outstanding loans and obligations thereunder in full.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 12, 2015, the Company issued a press release concerning the closing of the Refinancing Transaction. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2015

QUINTILES TRANSNATIONAL HOLDINGS INC.

By:	/s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1	Indenture dated as of May 12, 2015, among Quintiles Transnational Corp., the subsidiary guarantors listed therein and U.S. Bank National Association as trustee.

4.2	Form of 4.875% Rule 144A Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3	Form of 4.875% Regulation S Senior Note due 2023 (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

10.1	Credit Agreement dated as of May 12, 2015, among Quintiles Transnational Corp., the lenders from time to time party thereto, and May 12, 2015, in its capacity as Administrative Agent for the lenders.

99.1	Press release dated May 12, 2015.